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                                                                     EXHIBIT 5.1
                          [Letterhead of Andrews & Kurth L.L.P.
                                   425 Lexington Avenue
                                 New York, New York 10017]


                                   December 6, 1996


Cornerstone Propane Partners, L.P.
432 Westridge Drive
Watsonville, California  95076

Gentlemen:

    We have acted as counsel to Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), Cornerstone Propane, L.P., a Delaware limited partnership, and Cornerstone Propane GP, Inc., a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to an aggregate of 9,821,000 common units representing limited partner interests in the Partnership (the "Common Units"). This opinion also relates to any registration statement (including any amendment thereto) for the offering that is to be effective upon filing pursuant to Rule 462(b) under the Act.

    As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

    Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

    1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

    2. The Common Units to be issued by the Partnership, when issued and paid for as contemplated by the Partnership's Registration Statement on Form S-1 (File No. 333-13879) relating to the Common Units, as amended (the "Registration Statement"), and any registration statement relating to the offering filed pursuant to Rule 462(b) of the Act, will be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters

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December 6, 1996
Page 2


described in the prospectus included in the Registration Statement (the "Prospectus") under the caption "The Partnership Agreement--Limited Liability."

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of the Common Units" in the Prospectus.

                                       Very truly yours,



                                       Andrews & Kurth L.L.P.


1111/2438/2523